Exhibit 99.1

NexImmune Reports Fiscal Year 2020 Financial Results and Recent Updates

•	In 2020, advanced two product candidates into Phase 1/2 clinical trials while strengthening Board of Directors and management team

•	Completed successful $126M initial public offering (IPO) in February 2021 to fund continuing operations through the second quarter of 2022

•	Additional clinical and preclinical data anticipated in the second half of 2021

GAITHERSBURG, MD – March 31, 2021 – NexImmune, Inc. (Nasdaq: NEXI), a clinical-stage biotechnology company developing a novel approach to immunotherapy designed to orchestrate a targeted immune response by directing the function of antigen-specific T cells, today reported its financial results for 2020 and highlighted recent corporate accomplishments.

“2020 was a transformational year for NexImmune,” said Scott Carmer, Chief Executive Officer. “Our first two programs, NEXI-001 and NEXI-002, entered Phase 1/2 clinical trials and successfully enrolled patients throughout the year despite the COVID-19 pandemic. We were very pleased to have initial data from our first cohort of patients in the NEXI-001 trial accepted for oral presentation at the ASH annual meeting in December. In addition, we strengthened our management team, scientific advisory board and Board of Directors with the addition of several industry-leading scientists and executives. All of these advancements contributed to our successful IPO in February, 2021.”

Mr. Carmer added, “With a strong cash position from the completion of our IPO, we are focused on driving our current clinical trials toward completion, and to accelerating ongoing development of our AIM ACT product pipeline and platform technology. This work will concentrate on clinical programs targeting solid tumors and IND-enabling pre-clinical experiments to support the initial application of our ‘AIM Injectable’ formulation, respectively. In developing our proprietary AIM nanoparticle technology, our mission is to transform cell-mediated immunotherapy for the benefit of patients facing a number of difficult-to-treat diseases.”

Select corporate highlights

On February 17, 2021, NexImmune completed a successful IPO and raised gross proceeds of $126M. The IPO was oversubscribed and priced at the top of the range.

During January 2021, NexImmune announced the appointments of Robert Knight, MD as Chief Medical Officer; Jerome Zeldis, MD, PhD as Executive Vice President, Research and Devopment; Jeffery Weber, MD, PhD as Chief Scientific Advisor and Scientific Advisory Board Chair; and Grant Verstandig as a member of the Board of Directors.

On December 7, 2020, lead investigators for the Company’s ongoing Phase 1/2 clinical trial evaluating NEXI-001 provided an oral presentation at the 62nd American Society of Hematology (ASH) Annual Meeting and Exposition that highlighted initial results from the first five patients treated. Initial data demonstrated early signs of safety, tolerability and robust immune responses in acute myeloid leukemia (AML) patients with relapsed disease after allogeneic hematopoietic stem cell transplantation (allo-HSCT).

On October 6, 2020, NexImmmune announced dosing of the first patient in its Phase 1/2 trial of NEXI-002 for the treatment of patients with relapsed and/or refractory multiple myeloma that had failed at least three lines of prior therapy.

NEXI-001 and NEXI-002 are both in Phase 1/2 clincal trials. The company expects to share preliminary data from the initial safety cohorts of each trial at a conference in Q2 2021, with more complete results for each trial at the end of Q4 2021.

Select financial highlights

Cash and cash equivalents for the company as of December 31, 2020 were $5.0M, compared to $9.1M at December 31, 2019. Based upon its current operating plans and cash and cash equivalents, including the net proceeds from the IPO, the Company expects to have sufficient capital to fund its operating expenses and capital expenditure requirements through the second quarter of 2022.

Research and development expenses were $17.8M in 2020, compared to $15.2M in 2019. The increase in R&D expenses were mainly attributable to costs for the two clinical trials as well as personnel-related expenses driven by increased headcount, offset partially by reduced preclinical and regulatory-related spending.

General and administrative expenses were $10.0M and $5.7M in 2020 and 2019, respectively. The increase was due primarily to increases in headcount and fees related to professional and consulting services.

Net loss in 2020 was $29.9M, compared to $20.5M in 2019.

About NexImmune

NexImmune is a clinical-stage biotechnology company developing a novel approach to immunotherapy designed to employ the body’s own T cells to generate a specific, potent, and durable immune response. The backbone of NexImmune’s approach is a proprietary Artificial Immune Modulation (AIM™) nanoparticle technology platform. The AIM technology enables NexImmune to construct nanoparticles that function as synthetic dendritic cells capable of directing a specific T cell-mediated immune response. AIM constructed nanoparticles employ natural biology to engage, activate and expand endogenous T cells in ways that combine anti-tumor attributes of antigen-specific precision, potency and long-term persistence with reduced potential for off-target toxicities.

NexImmune’s two lead programs, NEXI-001 and NEXI-002, are in Phase 1/2 clinical trials for the treatment of relapsed AML after allogeneic stem cell transplantation and multiple myeloma refractory to at least 3 prior lines of therapy, respectively. NexImmune is also developing new AIM nanoparticle constructs and modalities for potential clinical evaluation in oncology and in disease areas outside of oncology, including autoimmune disorders and infectious disease.

For more information, visit www.neximmune.com.

Forward Looking Statements

This press release may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on the beliefs and assumptions and on information currently available to management of NexImmune, Inc. (the “Company”). All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements concerning our results of operations for the year ended December 31, 2020; the sufficiency of the Company’s current cash and cash equivalents to fund its planned operations through the second quarter of 2022; our planned and ongoing clinical studies for the Company’s product candidates, including NEXI-001 and NEXI-002; the initiation, enrollment, timing, progress, release of data from and results of those planned and ongoing clinical studies; and the utility of prior preclinical and clinical data in determining future clinical results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (“SEC”) on March 31, 2021, and subsequent reports that we file with the SEC. Forward-looking statements represent the Company’s beliefs and assumptions only as of the date of this press release. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements for any reason after the date of this press release to conform any of the forward-looking statements to actual results or to changes in its expectations.

Contacts

Investors:

Chad Rubin

Solebury Trout

646-378-2947

crubin@soleburytrout.com

Media:

Mike Beyer

Sam Brown Inc. Healthcare Communications

312-961-2502

mikebeyer@sambrown.com

NEXIMMUNE, INC.

SELECTED FINANCIAL DATA

BALANCE SHEETS

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$5,031,079	$9,128,987
Available-for-sale marketable securities	—	1,006,878
Restricted cash	67,500	67,500
Prepaid expenses and other current assets	3,293,858	833,187

Total current assets	8,392,437	11,036,552
Property and equipment, net	2,885,260	2,577,930
Related party advances	—	80,224
Other non-current assets	23,373	23,372

Total assets	$11,301,070	$13,718,078

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,760,129	$1,171,654
Accrued expenses	2,603,027	1,853,372
Derivative liability	1,702,359	—
Other current liabilities	843,619	—
Convertible notes issued to related parties	7,324,267	—
Convertible notes	11,793,397	—

Total current liabilities	27,026,798	3,025,026

Deferred rent, net of current portion	23,529	64,677
Other non-current liabilities	4,935	17,194

Total liabilities	27,055,262	3,106,897

Commitments and contingencies
Redeemable convertible preferred stock
Series A Redeemable Convertible Preferred Stock, $0.0001 par value, 121,735,303 shares authorized, issued and outstanding as of December 31, 2020 and 2019. Liquidation value of $42,314,789 and $40,169,716 as of December 31, 2020 and 2019, respectively.	35,047,435	35,047,435
Series A-2 Redeemable Convertible Preferred Stock, $0.0001 par value, 28,384,899 shares authorized, 22,047,361 shares issued and outstanding as of December 31, 2020 and 2019. Liquidation value of $8,683,746 and $8,217,709 as of December 31, 2020 and 2019, respectively.	7,685,865	7,685,865
Series A-3 Redeemable Convertible Preferred Stock, $0.0001 par value, 34,061,879 shares authorized, 31,209,734 shares issued and outstanding as of December 31, 2020 and 2019. Liquidation value of $11,699,176 and $11,038,966 as of December 31, 2020 and 2019, respectively.	10,887,449	10,887,449

Total redeemable convertible preferred stock	53,620,749	53,620,749
Stockholders’ deficit
Common Stock, $0.0001 par value, 246,180,160 shares authorized, 1,256,609 issued and outstanding as of December 31, 2020 and 1,254,641 shares issued and outstanding as of December 31, 2019	126	126
Additional paid-in-capital	8,206,938	4,705,808
Accumulated deficit	(77,582,005)	(47,716,008)
Accumulated other comprehensive income (loss)	—	506

Total stockholders’ deficit	(69,374,941)	(43,009,568)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$11,301,070	$13,718,078

STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2020	2019
Revenue	$—	$—
Operating expenses:
Research and development	17,839,053	15,172,027
General and administrative	10,012,380	5,713,742

Total operating expenses	27,851,433	20,885,769
Loss from operations	(27,851,433)	(20,885,769)
Other (expense) income:
Interest income	20,837	254,040
Interest expense	(1,682,894)	(7,260)
Change in fair value of derivative liabilities	(442,284)	—
Other income	89,777	92,278

Other (expense) income	(2,014,564)	339,058

Net loss	(29,865,997)	(20,546,711)
Accumulated dividends on Redeemable Convertible Preferred Stock	(3,281,194)	(2,659,898)

Net loss available to common stockholders’	$(33,147,191)	$(23,206,609)

Basic and diluted net loss available to common stockholders per common share	$(26.42)	$(18.71)

Basic and diluted weighted-average number of common shares outstanding	1,254,831	1,240,475

STATEMENTS OF COMPREHENSIVE LOSS

	Year ended December 31,
	2020	2019
Net loss	$(29,865,997)	$(20,546,711)

Other comprehensive loss:
Unrealized (loss) gain on available-for-sale marketable securities, net of tax	(506)	30,053

Comprehensive loss	$(29,866,503)	$(20,516,658)